EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 13, 1998 on our audits of the consolidated financial statements of Perfection Group included as an exhibit to Transportation Components, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP
    Arthur Andersen LLP

Oklahoma City, Oklahoma
August 31, 1999

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